Exhibit 10.3

                          APPLIED NEUROSOLUTIONS, INC.
                         COMMON STOCK WARRANT AGREEMENT

THIS AGREEMENT ("Agreement") is made this 10th day of September 2002, between Applied NeuroSolutions, Inc. (formerly called Hemoxymed, Inc.), a Delaware corporation ("APNS" or the "Company"), and Judson Cooper (the "Holder"). This Agreement supercedes the previous Common Stock Warrant Agreement dated the September 10, 2002 between the Company and Prism Ventures LLC.

1. Grant of Common Stock Warrants This certifies that Holder is hereby granted a warrant (the "Warrant") to purchase from the Company 400,000 shares of the Company's Common Stock (the "Warrant Shares") at a price of $.20 (twenty cents) per share (the "Stock Purchase Price"). The Warrant may be exercised until September 10, 2012 ("Last Exercise Date"). Any portion of the Warranted Shares that have not been exercised shall accumulate and can be exercised at any time prior to the Last Exercise Date.

2. Exercise of Warrant This Warrant may be exercised by delivering to the Company (i) a written notice of intention to exercise specifying the number of Warranted Shares to be purchased and (ii) payment in full of the Stock Purchase Price for all such Warrant Shares in cash, certified check or surrender of shares of Common Stock of the Company having a value equal to the Stock Purchase Price of the Warrant Shares being purchased. The Company shall use its best efforts to cause the Warrant Shares to be issued as promptly as practicable after receipt of the notice of intention to exercise.

3. Conversion Right In lieu of payment of the Stock Purchase Price, at any time the Stock Purchase Price is less than the market price of the Company's Common Stock (such difference being the "Per Share Value of the Warrant"), Holder shall have the right to require the Company to convert this Warrant, in whole or part, into the Warrant Shares as follows (the "Conversion Right"): Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Stock Purchase Price) up to that number of the Warrant Shares equal to the quotient obtained by dividing (x) the product of (i) the Per Share Value of the Warrant at the time the Conversion Right is exercised and (ii) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the exercise of the Conversion Right by (y) the market price of one share of the Company's Common Stock immediately prior to the exercise of the Conversion Right.

4. Change in Capitalization Subject to any required action by the shareholders of the Company, the number of shares of common stock covered by each outstanding Warrant and the number of shares of common stock which have been authorized for issuance under this Agreement, as well as the price per share of common stock covered by each such Warrant, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company. The

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     conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

5. Merger or Asset Sale In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, the Warrant shall be assumed or an equivalent warrant or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

6. Registration Rights The Company agrees to register the Warrant Shares with the next registration statement filed by the Company that includes any shares underlying options held by the Company's management.

7. Successors and Assigns. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of any party hereto and any obligations of a party shall be binding upon the heirs, personal representatives, successors, and assigns of such party.

8. Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which shall constitute the same instrument.

9. Interpretation. Unless the context otherwise requires, as used herein, words in the singular shall include words in the plural and vice versa and words in one gender shall include words in the other gender. This Agreement is deemed executed and delivered in the State of New York and shall be construed and enforced in accordance with the laws of such state without giving effect to the conflicts of law rules thereof.

10. Venue. Each party hereof irrevocably consents to the sole and exclusive jurisdiction and venue of the state and federal courts located in the Southern District of New York in connection with any matter arising from or related to any matter addressed in this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.



By:  _______________________________
        Judson Cooper


APPLIED NEUROSOLUTIONS, INC.



By:  _______________________________
       Bruce Barron